UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On March 1, 2018, Microsemi Corporation, a Delaware corporation (the “Company”), Microchip Technology Incorporated, a Delaware corporation (“Parent”) and Maple Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the time the Merger becomes effective (the “Effective Time”), each outstanding share of common stock, par value $0.20 per share, of the Company (“Company Stock”) (other than (1) treasury stock held by the Company or shares of Company Stock held by Parent or any subsidiary of the Company or Parent, which will be cancelled without consideration and (2) shares of Company Stock held by stockholders, if any, who properly exercise their appraisal rights under the General Corporation Law of the State of Delaware) outstanding immediately prior to the Merger will be automatically cancelled and converted into the right to receive an amount equal to $68.78 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, the outstanding Company equity awards will be treated as follows: (a) each outstanding option to purchase shares of Company Stock and stock appreciation right (“SAR”) related to Company Stock, whether vested or unvested, will be assumed by Parent and will be subject to the same terms and conditions as applied to the related option or SAR immediately prior to the Effective Time, except that (i) the number of shares of Parent’s common stock subject to each assumed option or assumed SAR will be equal to the product of the number of shares of Company Stock underlying such assumed option or assumed SAR as of immediately prior to the Effective Time multiplied by the ratio of the Merger Consideration to the average closing sales price per share of Parent’s common stock over the period of ten trading days ending on the last trading day before the closing of the Merger (the “equity award exchange ratio”) and (ii) the per share exercise price of each assumed option or assumed SAR will be determined by dividing the per share exercise price of the assumed option or assumed SAR immediately prior to the Effective Time by the equity award exchange ratio; (b) each award of time-based vesting stock units with respect to shares of Company Stock (“RSUs”) that is outstanding and vested immediately prior to the Effective Time (including those RSUs that become vested by their terms immediately prior to or as of the Effective Time) will be canceled and converted into the right to receive an amount in cash equal to (i) the number of vested RSUs subject to the award multiplied by (ii) the Merger Consideration; (c) each award of RSUs that is outstanding and unvested at the Effective Time will be assumed by Parent and converted into a number of restricted stock units with respect to Parent’s common stock determined by multiplying the number of unvested RSUs by the equity award exchange ratio; (d) each award of performance-based vesting stock units with respect to shares of Company Stock (“PSUs”) that is outstanding immediately prior to the Effective Time will vest as to a percentage of the total number of shares of Company Stock subject to such award to be determined prior to the Effective Time by the compensation committee of the Company’s board of directors (the “Board”) (which percentage will not be less than 100% or greater than the maximum possible vesting percentage under the terms of the award) and will be canceled and converted into the right to receive an amount in cash equal to (i) the number of vested PSUs subject to the award multiplied by (ii) the Merger Consideration; and (e) each share of Company Stock awarded pursuant to a Company restricted stock award that is outstanding and unvested as of immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, provided that the right of the award holder to receive such cash payment will be subject to the same vesting conditions (including any applicable acceleration provisions provided under the terms of the award) as applied to the share of Company Stock to which such payment of the Merger Consideration relates.

The Board of Directors of each of Microchip and Microsemi have approved the Merger and the Merger Agreement. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Stock (the “Requisite Stockholder Approval”). The transaction is subject to customary closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of other antitrust regulatory approvals.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to certain customary covenants, including, among others, covenants (a) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (b) not to take certain actions or engage in specified types of transactions during this period unless agreed to in writing by Parent, (c) to convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval and (d) subject to certain exceptions, not to withdraw, withhold, modify or qualify in a manner adverse to Parent the recommendation of the board of directors of the Company that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement under specified circumstances to accept an unsolicited superior proposal from a third party. The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent under specified circumstances (including termination by the Company to accept a superior proposal), a termination fee of $290 million will be payable by the Company to Parent. The Company termination fee is also payable under certain other specified circumstances set forth in the Merger Agreement. The Merger Agreement also contains a provision requiring the Company to reimburse Parent for up to $35 million of its expenses incurred in connection with the Merger if the Requisite Stockholder Approval is not obtained at a meeting called for that purpose.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 1, 2018, among Microsemi Corporation, Microchip Technology Incorporated, and Maple Acquisition Corporation

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed acquisition, Microsemi will file a proxy statement and other related documents with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Microsemi at the SEC’s web site at www.sec.gov and at the Investor section of Microsemi’s website at https://investor.microsemi.com/.

Participants in Solicitation

Microchip, Microsemi and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Microsemi in connection with the Merger. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on July 13, 2017. Additional information regarding the directors and executive officers of Microsemi is also included in Microsemi’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2017. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.

Forward Looking Statements

This filing communication contains forward-looking statements that involve risks and uncertainties concerning Microchip’s proposed acquisition of Microsemi. The potential risks and uncertainties include, among others, the possibility that Microsemi may be unable to obtain the required stockholder approval or antitrust regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Microsemi files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Microsemi identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication nor, in the case of any document incorporated by reference, the date of that document. Microsemi is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: March 2, 2018	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, and Treasurer